UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2010

DARA BioSciences, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 29, 2010, DARA BioSciences, Inc. (the “Company”) priced a public offering of up to 4800 units at a price of $1000 per unit to the public with each unit consisting of (1) one share of Series A convertible preferred stock which is convertible into 400 shares of our common stock (2) a Class A Warrant to purchase 200 shares of common stock and (3) a Class B Warrant to purchase 200 shares of common stock. The Company has increased the size of the offering from the previously announced $4 million to up to $4.8 million.

Shares of Series A preferred stock have a liquidation preference equal to $1000 per share and, subject to certain ownership limitations, are convertible at any time at the option of the holder into shares of Company common stock at a conversion price of $2.50 per share.

Class A Warrants are exercisable immediately after the date of issuance and expire five years after the date of issuance. Class A Warrants will entitle the holder to purchase shares of common stock for an exercise price equal to $2.50.

Class B Warrants are exercisable immediately after the date of issuance and expire one year after the date of issuance. Class B Warrants will entitle the holder to purchase shares of common stock for an exercise price equal to $2.50.

On December 29, 2010 the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors providing for the purchase of a total of $4,591,000 units consisting of 4,591 shares of Series A convertible preferred stock (which are convertible into a total of 1,836,400 shares of common stock), Class A Warrants to purchase 918,200 shares of common stock and Class B Warrants to purchase a total of 918,200 shares of common stock. $200,000 of these units will be purchased by Richard A. Franco Sr., the Company’s president and CEO. The closing of the sale of these units is expected to take place on or about December 30, 2010, subject to customary closing conditions.

A copy of the form of Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of the certificate of designation of preferences, rights and limitations of Series A convertible preferred stock is filed herewith as Exhibit 4.1 and is incorporated herein by reference. A copy of the form of Class A Warrant is filed herewith as Exhibit 4.2 and is incorporated herein by reference. A copy of the form of Class B Warrant is filed herewith as Exhibit 4.3 and is incorporated herein by reference.

In connection with the Offering, on December 29, 2010, the Company entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent for the offering.

The Placement Agent did not purchase or sell any units, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of units. The Placement Agent agreed to use its best efforts to arrange for the sale of all of the units being offered in the offering. The Placement Agent will be paid a cash fee equal to nine percent of the purchase price of the units sold in this offering to investors introduced by the Placement Agent. A copy of the Placement Agent Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

The proceeds received by the Company from the offering will be used for the ongoing development of its lead candidates and for working capital and general corporate purposes.

The foregoing summaries of the offering, the securities to be issued in connection therewith, the Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are filed as exhibits to this Current Report on Form 8-K.

The offering is being made only by means of a prospectus, copies of which may be obtained from Ladenburg Thalmann & Co. Inc., Prospectus Department, 520 Madison Avenue, 9th Floor, New York, New York, 10022, telephone: 212-409-2000. Electronic copies of the prospectus are available on the Securities and Exchange Commission’s Web site at www.sec.gov.

The units are being offered pursuant to an effective registration statement. This Current Report on Form 8-K does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

The exhibit required to be filed as a part of this Current Report on Form 8-K is listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Dated: December 29, 2010	By:	/s/ Richard A. Franco, Sr., R.Ph.
	Name:	Richard A. Franco, Sr., R.Ph.
	Title:	President

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock

4.2	Form of Class A Common Stock Purchase Warrant

4.3	Form of Class B Common Stock Purchase Warrant

10.1	Form of Securities Purchase Agreement

10.2	Placement Agent Agreement, dated December 29, 2010, by and between DARA BioSciences, Inc. and Ladenburg Thalmann & Co. Inc.